UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2016
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Quantum Corporation
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)
224 Airport Parkway, San Jose, CA 95110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Reference is made to that certain Credit Agreement, dated March 29, 2012 (the “Credit Agreement”), by and among Wells Fargo Capital Finance LLC, as administrative agent (the “Agent”), the lenders that are parties thereto (the “Lenders”), and Quantum Corporation (the “Company”).
On April 15, 2016, the Company entered into the Ninth Amendment to Credit Agreement (the “Ninth Amendment”), among the Company, the Agent and the Lenders, pursuant to which, among other amendments, the Credit Agreement was amended to modify the maturity date. The Credit Agreement, as amended by the Ninth Amendment, matures on the earlier of (i) August 10, 2017 and (ii) the date that is 91 days prior to the earliest maturity of the Company’s 4.50% Convertible Senior Subordinated Notes due 2017.
In addition, the financial covenants were amended to change the amount of excess availability the Company is required to maintain over time. The $5 million excess availability requirement will increase by $1.5 million on June 1, 2016, and on the first day of each September, December, March and June occurring thereafter.
The borrowing base has also been amended to change the maximum amount of intellectual property assets which are included in the borrowing base. Currently, up to $32 million of intellectual property assets may be included in the borrowing base, which amount will be reduced by $1.5 million on the first day of each June, September, December and March occurring after March 1, 2016.
Finally, within 60 days following the date of the Ninth Amendment, the Company shall facilitate and pay for a field examination, inventory appraisal and intellectual property valuation.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Ninth Amendment to Credit Agreement, a copy of which is attached as Exhibit 10.1, and incorporated herein by reference.
Item 2.02. Results of Financial Operations and Financial Condition
On April 18, 2016, Quantum Corporation issued a press release announcing the Ninth Amendment and preliminary earnings for its fourth quarter of fiscal 2016, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
	10.1	Ninth Amendment to Credit Agreement, dated April 15, 2016, by and among Wells Fargo Capital Finance, LLC, as administrative agent, the lenders that are parties thereto, and Quantum Corporation
	99.1	Press Release, dated April 18, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall Senior Vice President, General Counsel and Secretary

Dated:    April 18, 2016

EXHIBIT INDEX

Exhibit	Description
10.1	Ninth Amendment to Credit Agreement, dated April 15, 2016, by and among Wells Fargo Capital Finance, LLC, as administrative agent, the lenders that are parties thereto, and Quantum Corporation
99.1	Press Release, dated April 18, 2016.